                                                                    EXHIBIT 4.2

                                  $175,000,000

                     KAISER ALUMINUM & CHEMICAL CORPORATION
                            (a Delaware corporation)
                         10 7/8% Senior Notes due 2006

                               PURCHASE AGREEMENT


                                                                October 17, 1996

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
SALOMON BROTHERS INC
BA SECURITIES, INC.
BEAR, STEARNS & CO. INC.




C/O      MERRILL LYNCH & CO.
         MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
         Merrill Lynch World Headquarters
         North Tower
         World Financial Center
         New York, New York 10281-1305


Ladies & Gentlemen:

         Kaiser Aluminum & Chemical Corporation, a Delaware corporation (the "Company") and the Guarantors (as defined below), confirm their agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Donaldson, Lufkin & Jenrette Securities Corporation, Salomon Brothers Inc, BA Securities, Inc. and Bear, Stearns & Co. Inc. (collectively, the "Initial Purchasers," which term shall also include any initial purchaser substituted as hereinafter provided in Section 11) with respect to the sale by the Company and the purchase by the Initial Purchasers, acting severally and not jointly, of $175,000,000 aggregate principal amount of the Company's 10 7/8% Senior Notes due 2006 (the "Securities"). The payment of principal, premium, if any, interest and additional interest on the Securities and all other obligations of the Company under the Indenture will be unconditionally guaranteed, jointly and severally, on a senior unsecured basis by Kaiser Alumina Australia Corporation, Kaiser Finance Corporation, Alpart Jamaica Inc., Kaiser Jamaica Corporation, Kaiser Micromill Holdings, LLC, Kaiser Sierra Micromills, LLC, Kaiser Texas Micromill Holdings, LLC, and Kaiser Texas Sierra Micromills, LLC (collectively, the "Guarantors" and, together with the Company, the "Issuers"). The Securities are to be issued pursuant to an indenture to be dated as of October 23, 1996 (the "Indenture") among the Issuers and First Trust National Association, as trustee (the "Trustee").
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         Prior to the purchase and offering of the Securities by the Initial
Purchasers, the Company and the Initial Purchasers shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication among the Company and the Initial Purchasers and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Securities will be governed by this Purchase Agreement (this "Agreement"), as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

         This Agreement, the Pricing Agreement, the Indenture, the Securities, the Exchange Notes (as defined below) and the Registration Rights Agreement (as defined below) are referred to collectively as the "Operative Documents." Capitalized terms used herein without definition have the respective meanings specified in the Offering Memorandum (as defined below). Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company ("DTC") pursuant to a letter agreement, to be dated as of the Closing Time (as defined in Section 2) (the "DTC Agreement"), among the Company, the Trustee and DTC.

         The Securities will be offered and sold to the Initial Purchasers without registration under the Securities Act of 1933, as amended (the "Act"), in reliance upon an exemption from the registration requirements of the Act. The Company has prepared and delivered to each Initial Purchaser a preliminary offering memorandum dated October 8, 1996 (the "Preliminary Offering Memorandum") and has prepared and will deliver to each Initial Purchaser, on the date hereof, copies of a final offering memorandum dated October 17, 1996 (the "Final Offering Memorandum"), each to be used by such Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Securities, as contemplated herein. "Offering Memorandum" means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, together with any amendment or supplement to either such document), including exhibits thereto and any documents incorporated therein by reference, which has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Securities. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offer and resale of the Securities by the Initial Purchasers, as contemplated herein.

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Offering Memorandum and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities and Exchange Act of 1934, as amended, (the "Exchange Act") which is expressly incorporated by reference in the Offering Memorandum.

         The Company understands that the Initial Purchasers propose to make an offering of the Securities only on the terms and in the manner set forth in the Offering Memorandum and Section 3 hereof, as soon as the Initial Purchasers deem advisable after this Agreement has been executed and delivered, (i) to persons in the United States whom the Initial Purchasers reasonably believe to be qualified institutional buyers ("Qualified Institutional Buyers") as defined in Rule 144A under the Act, as such rule may be amended from time to time ("Rule 144A"), in transactions under Rule 144A, (ii) to a limited number of





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other institutional "accredited investors" (as defined in Rule 501(a)(1), (2),
(3) and (7) under Regulation D of the Act ("Accredited Investors")) in private sales exempt from registration under the Act and/or (iii) to non-U.S. persons outside the United States to whom the Initial Purchasers reasonably believe offers and sales of the Securities may be made in reliance upon Regulation S under the Act ("Regulation S"), in transactions meeting the requirements of Regulation S (such persons specified in clauses (i) through (iii) being referred to collectively herein as the "Eligible Purchasers").

         The Initial Purchasers and other holders of Securities (including subsequent transferees) will be entitled to the benefits of the registration rights agreement, to be dated as of October 23, 1996 (the "Registration Rights Agreement"), among the Issuers and the Initial Purchasers, substantially in the form attached hereto as Exhibit D.


         Section 1.  REPRESENTATIONS AND WARRANTIES.

         (a) The Issuers represent and warrant to each Initial Purchaser as of the date hereof and as of the Closing Time (as defined in Section 2 hereof) as follows:

                 (i) No order or decree preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum or any amendment or supplement thereto, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act has been issued, and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company, is contemplated, in each case, by any governmental authority.

                 (ii) As of their respective dates, the Preliminary Offering Memorandum or any amendment or supplement thereto, and at all times subsequent thereto up to and as of the Closing Time, the Offering Memorandum, as amended or supplemented to such time, will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by the Initial Purchasers expressly for use in the Offering Memorandum. At the Closing Time, the Indenture will comply in all material respects with the Trust Indenture Act of 1939, as amended (the "1939 Act"), and the rules and regulations of the Securities and Exchange Commission (the "Commission") under the 1939 Act (the "1939 Act Regulations").

                 (iii) When the Securities are issued and delivered pursuant to this Agreement, such Securities will not be of the same class (within the meaning of Rule 144A) as securities of the Company which are listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system. The Company has been advised that the Securities have been designated PORTAL eligible securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD").

                 (iv) Neither the Company nor any of its affiliates (as defined in Rule 501(b) under the Act) has, directly or through any agent, sold, offered for sale, solicited offers to buy or





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         otherwise negotiated in respect of, any security (as defined in the
         Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Act.

                 (v) None of the Company or any of its affiliates (as such term is defined in Rule 501(b) under the Act) or any person (other than the Initial Purchasers, as to which the Company makes no representation) acting on the Company's behalf has engaged, in connection with the offering of the Securities, (A) in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Act, (B) in any directed selling efforts within the meaning of Rule 902 under the Act in the United States in connection with the Securities being offered and sold pursuant to Regulation S under the Act or (C) in any action which would violate applicable state "blue sky" laws.

                 (vi) Assuming that the representations and warranties of the Initial Purchasers contained in Section 3 are true, correct and complete in all material respects and assuming compliance in all material respects by the Initial Purchasers with their covenants in
         Section 3, and assuming that the representations and warranties of the Accredited Investors or non-U.S. persons set forth in the certificates of such Accredited Investors or non-U.S. persons in the form set forth in Annex A and Annex B, respectively, to the Offering Memorandum are true and correct in all material respects as of the Closing Time, and assuming compliance in all material respects by such Accredited Investors or non-U.S. persons, as the case may be, with the agreements in such certificates, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by, or in connection with the initial resale of such Securities by the Initial Purchasers in the manner contemplated by this Agreement to register the Securities under the Act or to qualify any indenture in respect of the Securities under the 1939 Act.

                 (vii) The firm of accountants who certified the audited financial statements and supporting schedules included in the Offering Memorandum are independent public accountants with respect to the Issuers within the meaning of the Act and the rules and regulations of the Commission under the Act (the "1933 Act Regulations").

                 (viii) The consolidated financial statements and the notes thereto included in the Offering Memorandum present fairly, in all material respects, the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and cash flows for the periods specified; except as otherwise stated in the Offering Memorandum, the financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis and the supporting schedules included in the Offering Memorandum present fairly, in all material respects, the information required to be stated therein.

                 (ix) Except as disclosed in the Offering Memorandum, since the date of the most recent audited financial statements included therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise and





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         (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its common stock that has not been disclosed in the Offering Memorandum.

                 (x) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify could not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                 (xi) Each of the subsidiaries of the Company identified by the Company in Exhibit B hereto (each, a "Significant Subsidiary" and collectively, the "Significant Subsidiaries") has been duly organized, is validly existing and, if applicable, is in good standing under the laws of the jurisdiction of its organization, has corporate (or partnership) power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified as a foreign corporation (or partnership) to transact business and, if applicable, is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or, if applicable, be in good standing could not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise. All of the issued and outstanding capital stock of each Significant Subsidiary that is a corporation has been duly authorized and validly issued, is fully paid and non-assessable and the shares of capital stock of each such Significant Subsidiary owned by the Company, directly or through subsidiaries, are owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (collectively, "Liens"), except for (a) the pledge of all or a portion of the shares of the capital stock of certain subsidiaries owned by the Company to BankAmerica Business Credit, Inc., as Agent under the credit agreement, dated as of February 15, 1994, by and among the Company, Kaiser Aluminum Corporation ("KAC") and the financial institutions named therein, as amended to date, (the "Credit Agreement"), (b) non-material Liens that have arisen in the ordinary course of business and (c) Liens in favor of joint-venture partners of the Company with respect to certain Significant Subsidiaries.

                 (xii) All of the shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; the Common Stock conforms in all material respects to all statements relating thereto contained in the Offering Memorandum; the Securities have been duly and validly authorized for issuance and sale to the Initial Purchasers pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of the Indenture and this Agreement against payment of the consideration set forth in the Pricing Agreement, will be legal, valid and binding obligations of the Company enforceable in accordance with their terms and entitled to the benefits of the Indenture, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance and similar laws and court decisions relating to or affecting creditors' rights and





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         remedies generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law); and the Securities, the Exchange Notes (as defined in the Registration Rights Agreement), the Registration Rights Agreement and the Indenture conform in all material respects to all statements relating thereto contained in the Offering Memorandum. As of the Closing Date, the Exchange Notes will be duly authorized by the Company and the Company has all requisite corporate power and authority to execute, issue and deliver the Exchange Notes and to incur and perform its obligations provided for herein and in the other Operative Documents. Each Guarantor has all requisite power and authority to incur and perform its obligations provided for herein and in the other Operative Documents.

                 (xiii) The Exchange Notes, when executed, issued and delivered by the Company in exchange for the Securities and authenticated by the Trustee in accordance with the terms of the Indenture, will be legal, valid and binding obligations of the Company enforceable in accordance with their terms and entitled to the benefits of the Indenture, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance and similar laws and court decisions relating to or affecting creditors' rights and remedies generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

                 (xiv) Neither the Company nor any of its Significant Subsidiaries is in violation of its charter or partnership agreement, as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, loan agreement or note or in any other material contract, lease or other instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, except for defaults that could not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise. The execution, delivery and performance of the Operative Documents and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action and do not, as of the date hereof or the Closing Time, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any Lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, nor does such action violate, as of the date hereof or the Closing Time, the provisions of the charter, by-laws, operating agreement or other organizational documents, as the case may be, of the Company or any of its Significant Subsidiaries or any applicable law, administrative regulation or administrative or court decree entered against or applicable to the Company or any of its Significant Subsidiaries.

                 (xv) Except as referred to in the Offering Memorandum, no labor dispute with the employees of the Company or any of its Significant Subsidiaries exists or, to the knowledge of the Company, is imminent, other than routine disciplinary and grievance matters. The Company is not aware (without any independent verification) of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors which could





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         reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                 (xvi) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries which is required to be disclosed and is not so disclosed, in the Preliminary Offering Memorandum or Offering Memorandum, or which could result, singly or in the aggregate, in a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise or which could reasonably be expected to materially and adversely affect the consummation of this Agreement, the Pricing Agreement, the Registration Rights Agreement or the Indenture.

                 (xvii) The Company and its Significant Subsidiaries own or possess licenses or other rights to use, or can acquire the same on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names presently employed by them in connection with the business now operated by them, and neither the Company nor any of its Significant Subsidiaries has received any written notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, could reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                 (xviii) No authorization, approval or consent of any court or governmental authority or agency is legally necessary in connection with the issuance and sale of the Securities to the Initial Purchasers hereunder or the consummation by the Issuers of any of the other transactions contemplated hereby, except such as may be required in connection with (A) the registration under the Act of the Securities or the Exchange Notes pursuant to the Registration Rights Agreement (including any filing with the NASD), (B) the qualification of the Indenture under the 1939 Act in connection with the registration of the Securities or the Exchange Notes pursuant to the Registration Rights Agreement and (C) qualifications or authorizations by state securities or "blue sky" laws in connection with the offer and sale of the Securities or the Exchange Notes pursuant to the Operative Documents.

                 (xix) The Company and its Significant Subsidiaries possess such certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, and neither the Company nor any of its Significant Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, could reasonably be expected to materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                 (xx) The Company and its Significant Subsidiaries have good title to all properties owned by them that are material to the Company and its Significant Subsidiaries considered as





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         one enterprise, in each case free and clear of all Liens, encumbrances and defects except (a) as do not materially interfere with the use made and proposed to be made of such properties, (b) as referred to in the Offering Memorandum (including the Notes to the Financial Statements included therein) or (c) as could not reasonably be expected to materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                 (xxi) Other than as set forth in the Registration Rights Agreement, there are no holders of securities of the Company who have the right to request the Company to register securities held by them under the Act.

                 (xxii) The Securities and the guarantee thereof by the Guarantors rank and will rank senior in right and priority of payment to unsecured indebtedness of each of the Issuers that, by its terms, is expressly subordinated to the Securities and the guarantee thereof by the Guarantors, and on parity in right and priority of payment with all other unsecured senior indebtedness of each of the Issuers, in each case, that is outstanding on the date hereof or that may be incurred hereafter.

                 (xxiii) Except as disclosed in the Offering Memorandum, the Company and its Significant Subsidiaries are in material compliance with all applicable existing federal, state, local and foreign laws and regulations relating to protection of human health or the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) ("Environmental Laws"), and to the Company's best knowledge, after due inquiry, there are no circumstances that may prevent or interfere with such compliance in the future except, in each case, where such noncompliance, singly or in the aggregate, could not reasonably be expected to have a material and adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise. The term "Hazardous Material" means (a) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (b) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (c) any petroleum or petroleum product, (d) any polychlorinated biphenyl and (e) any pollutant or contaminant or hazardous, dangerous, or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

                 (xxiv) Except as disclosed in the Offering Memorandum, neither the Company nor any of its Significant Subsidiaries has received any written notice from any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) of the Company or any of its Significant Subsidiaries arising out of, based on or resulting from (a) the presence or release into the environment of any Hazardous Material at any location, whether or not owned by the Company or any of its Significant Subsidiaries or (b) any violation or alleged violation of any Environmental Law, except, in each case, where such potential liability, singly or in the aggregate, could not reasonably be expected to have a material and adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.





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                 (xxv)    Except as disclosed in the Offering Memorandum, to
         the best knowledge of the Issuers after due inquiry, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Hazardous Material, that could reasonably be expected to form the basis under any Environmental Law of any liability of, or requirement to take (or refrain from taking) any action by, (a) the Company or any of its Significant Subsidiaries or
         (b) any person or entity whose liability for any claim the Company or any of its Significant Subsidiaries has retained or assumed either contractually or by operation of law, except, in each case, where such liability or requirement to take (or refrain from taking) action, singly or in the aggregate, could not reasonably be expected to have a material and adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                 (xxvi) The Company has not, directly or indirectly, paid or delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the business or operations of the Company, which the Company knows or has reason to believe to have been illegal under any federal, state or local laws of the United States or any other country having jurisdiction, and the Company has not participated, directly or indirectly, in any boycotts or other similar practices in contravention of law affecting any of its actual or potential customers.

                 (xxvii) The Indenture has been duly authorized by the Issuers and is in a form that meets the requirements for qualification under the 1939 Act, and when duly executed and delivered by the Issuers (assuming the due execution and delivery thereof by the Trustee), will constitute a legal, valid and binding agreement of the Issuers, enforceable against the Issuers in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance and similar laws and court decisions relating to or affecting creditors' rights and remedies generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law); this Agreement and the Pricing Agreement and, as of the Closing Time, the Registration Rights Agreement, have each been duly authorized, executed and delivered by the Company and the Guarantors, as applicable, and each constitutes a legal, valid and binding agreement of the Company and the Guarantors, as applicable, enforceable against the Company and the Guarantors, as applicable, in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance and similar laws and court decisions relating to or affecting creditors' rights and remedies generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

                 (xxviii) The Company is not required to deliver the information relating to the Company specified in Rule 144A(d)(4) in connection with the resale of the Securities.

                 (xxix) Set forth on Exhibit C hereto is a list of each employee pension benefit plan that is described in Section 3(2) of ERISA and is not exempt under Section 4(b) of ERISA and which is intended to meet the requirements of Section 401(a) of the Code, and any employee welfare benefit plan that is described in Section 3(1) of ERISA and is not exempt under Section

         4(b) of ERISA and which is wholly or partially funded by a trust, with respect to which the Company or any corporation considered an affiliate of the Company within the meaning of Section 407(d)(7) of ERISA (an "Affiliate") is a party in interest or disqualified person. The execution and delivery of this Agreement, the other Operative Documents and the sale of the Securities to be purchased by the Eligible Purchasers will not involve any non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code. The representation made by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the Eligible Purchasers as set forth in the Offering Memorandum under the Section entitled "Notice to Investors."

         (b) Any certificate required hereunder, which is signed by any officer of the Issuers and delivered to the Initial Purchasers or to counsel for the Initial Purchasers, shall be deemed a representation and warranty by the Issuers to each Initial Purchaser as to the matters covered thereby.


         Section 2.  SALE AND DELIVERY TO THE INITIAL PURCHASERS; CLOSING.

         (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Initial Purchaser, severally and not jointly, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Company, at the price set forth in the Pricing Agreement, the principal amount of Securities set forth in Schedule A hereto opposite the name of such Initial Purchaser (except as otherwise provided in the Pricing Agreement), plus any additional principal amount of Securities which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 11 hereof. The initial offering price of the Securities, the purchase price to be paid by the several Initial Purchasers for the Securities, the interest rate on the Securities and the redemption price for the Securities have each been determined and set forth in the Pricing Agreement, dated the date hereof.

         (b) Payment of the purchase price and delivery of certificates evidencing the Securities shall be made at the office of Kramer, Levin, Naftalis & Frankel, 919 Third Avenue, New York, New York, or at such other place as shall be agreed upon by the Initial Purchasers and the Company, at 10:00 A.M. on October 23, 1996, or such other time not later than two business days after such date as shall be agreed upon by the Initial Purchasers and the Company (such time and date of payment and delivery being herein called the "Closing Time"). Payment shall be made to the Company by wire transfer of immediately available funds to the order of the Company, against delivery of certificates evidencing the Securities to the Initial Purchasers. The certificates representing the Securities shall be registered in the name of Cede & Co. pursuant to the DTC Agreement and shall be made available for examination and packaging by the Initial Purchasers not later than 10:00 A.M. New York City time on the last business day prior to the Closing Time.


         Section 3.  RESALE OF THE SECURITIES.

         (a) The Initial Purchasers have advised the Company that they propose to offer the Securities for resale upon the terms and conditions set forth in this Agreement and in the Offering Memorandum. Each Initial Purchaser hereby represents and warrants (as to itself only) to, and agrees with, the Company that it (i) is a Qualified Institutional Buyer, (ii) has not and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act and has not and will not engage in any directed selling efforts within the meaning of Rule 902 under the Act in the United States in connection with the Securities being offered and sold pursuant to Regulation S under the Act, (iii) is not purchasing with a view to or for offer or sale in connection with any distribution that would be in violation of federal or state law and (iv) will solicit offers for such Securities pursuant to Rule 144A, Regulation S or resales not involving a public offering, as applicable, only from, and will offer, sell or deliver the Securities, as part of the offering contemplated by the Offering Memorandum, only to (A) persons in the United States whom the Initial Purchasers reasonably believe to be Qualified Institutional Buyers or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchasers that each such account is a Qualified Institutional Buyer, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A, (B) a limited number of other institutional investors whom the Initial Purchasers reasonably believe to be Accredited Investors that are purchasing for their own accounts or for the account of an Accredited Investor for investment purposes and not with a view to, or for offer or sale in connection with, any distribution of the Securities in violation of the Act and (C) non-U.S. persons outside the United States to whom the Initial Purchasers reasonably believe offers and sales of the Securities may be made in reliance upon Regulation S under the Act in transactions meeting the requirements of Regulation S; provided, however, that with respect to clauses (B) and (C), each such transfer of Securities is effected by the delivery to such purchaser of Securities in definitive form and registered in its name (or its nominee's name) on the books maintained by the Trustee; provided, further, however, that with respect to clauses (B) and (C), such institutional investors and non-U.S. persons shall be required to complete and deliver a certificate in the form of Annex A and Annex B, respectively, to the Offering Memorandum to the Initial Purchasers prior to the confirmation of any order.

         In connection with sales outside the United States, the Initial Purchasers represent and warrant to and agree with the Company and the Guarantors that they will not offer, sell or deliver Securities to, or for the account or benefit of, U.S. persons (within the meaning of Regulation S under the Act) (i) as part of the Initial Purchasers' distribution at any time or
(ii) otherwise until forty (40) days after the later of the commencement of the offering and the Closing Time, and they will send to each dealer to whom they sell such Securities during such period a confirmation or other notice setting forth the restrictions on offers and sales of the Securities within the United States or to, or for the account or benefit of, U.S. persons.


         Section 4.  COVENANTS OF THE ISSUERS.

         The Issuers covenant with each Initial Purchaser as follows:

         (a) The Company will furnish to the Initial Purchasers and counsel for the Initial Purchasers, without charge, such number of copies of the Preliminary Offering Memorandum and the Offering Memorandum and any amendments or supplements thereto as the Initial Purchasers and their counsel may reasonably request and will notify each Initial Purchaser of any filing made by the Issuers of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction.

         (b) The Company will give the Initial Purchasers notice of its intention to prepare any amendment or supplement to the Preliminary Offering Memorandum or any amendment or supplement to the Offering Memorandum and furnish the Initial Purchasers with copies of any such amendment or supplement a reasonable amount of time prior to use, and not distribute any such amendment or supplement or use any such Preliminary Offering Memorandum or Offering Memorandum to which the Initial Purchasers shall reasonably object.

         (c) If any event shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Initial Purchasers, to amend or supplement the Offering Memorandum in order to make the Offering Memorandum not misleading in light of the circumstances existing at the time it is delivered to a purchaser, the Company will, as promptly as practicable, amend or supplement the Offering Memorandum (in form and substance reasonably satisfactory to counsel for the Initial Purchasers) so that, as so amended or supplemented, the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time it is delivered to a purchaser, not misleading and the Company will furnish to the Initial Purchasers a reasonable number of copies of such amendment or supplement.

         (d) The Company will endeavor, in cooperation with the Initial Purchasers, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Initial Purchasers may designate; provided, however, that none of the Issuers shall be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to take any action that would subject it to general consent to service of process in any jurisdiction in which it is not now so subject or to subject itself to general taxation in any such jurisdiction in which it is not now so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required by applicable law.

         (e) The Company will, so long as any Securities or Exchange Notes are outstanding and during any period in which the Company is not subject to
Section 13 or 15(d) of the Exchange Act, furnish to holders of Securities and prospective purchasers of Securities designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Act to permit compliance with Rule 144A in connection with resales of the Securities.

         (f) The Company will use its reasonable best efforts in cooperation with the Initial Purchasers to (i) permit the Securities to be eligible for clearance and settlement through DTC and (ii) permit the Securities to be designated as PORTAL securities in accordance with the rules and regulations of the NASD.

         (g) The Company will apply the net proceeds received by it from the sale of the Securities as set forth in the Offering Memorandum under "Use of Proceeds."

         (h) Neither the Company nor any of its affiliates (as defined in Rule 501(b) under the Act) will solicit any offer to buy or offer or sell the Securities or the Exchange Notes by means of any form of general solicitation or general advertising (as such terms are used in Regulation D under the Act), or by means of any directed selling efforts (as defined in Rule 902 under the Act) in the United States in connection with the Securities being offered and sold pursuant to Regulation S or in any manner involving a public offering within the meaning of Section 4(2) of the Act prior to the effectiveness of a registration statement with respect to the Securities or the Exchange Notes, as applicable.

         (i) Neither the Company nor any of its affiliates (as defined in Rule 501(b) under the Act) will offer, sell or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) which could be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Act.

         (j) The Company has complied and will comply with or is exempt from all of the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and all regulations promulgated thereunder relating to issuers doing business in Cuba.

         (k) Each Issuer has complied and will comply with its agreements in the Registration Rights Agreement, and all agreements set forth in the representation letters of the Company to DTC relating to the approval of the Securities by DTC for "book-entry" transfer.


         Section 5.  PAYMENT OF EXPENSES.

         The Issuers will pay all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation and printing, and delivery to the Initial Purchasers of copies of the Preliminary Offering Memorandum, the Offering Memorandum and any amendments or supplements thereto,
(ii) the preparation, issuance and delivery of the Securities and the Exchange Notes to the Initial Purchasers, (iii) the fees and disbursements of the Issuers' counsel and accountants, (iv) the fees and expenses of the Trustee, including any fees and disbursements of counsel for the Trustee not paid by the Trustee, in connection with the Indenture, the Securities and the Registration Rights Agreement, (v) any fees payable in connection with the rating of the Securities and Exchange Notes, (vi) the expenses in connection with the qualification of the Securities under securities laws in accordance with the provisions of Section 4(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of preliminary and final "blue sky" surveys, (vii) the printing and delivery to the Initial Purchasers of copies of the "blue sky" surveys and (viii) all expenses and listing fees in connection with the application for designation of the Securities as PORTAL securities and to permit the Securities and the Exchange Notes, as applicable, to be eligible for clearance through DTC.

         If this Agreement is terminated by the Initial Purchasers in accordance with the provisions of Section 6 or Section 10(a)(i) hereof, the Issuers shall reimburse the Initial Purchasers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers.


         Section 6.  CONDITIONS OF INITIAL PURCHASERS' OBLIGATIONS.

         The obligations of the Initial Purchasers hereunder are subject to the accuracy in all material respects of the representations and warranties of the Issuers herein contained, to the performance in all material respects by the Issuers of their obligations hereunder and to the following further conditions:

                 (a) At the Closing Time the Initial Purchasers shall have received:

                          (1) The favorable opinion, dated as of the Closing Time, of Kramer, Levin, Naftalis & Frankel, counsel for the Issuers, in form and substance satisfactory to counsel for the Initial Purchasers, to the effect set forth in Exhibit E hereto.

                          (2) The favorable opinion, dated as of the Closing Time, of Anthony R. Pierno, Esq., General Counsel of the Company, in form and substance satisfactory to counsel for the Initial Purchasers, to the effect set forth in Exhibit F hereto.

                          (3) The favorable opinion, dated as of the Closing Time, of Latham & Watkins, counsel for the Initial Purchasers, in form and substance satisfactory to you.

                 (b) At the Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Initial Purchasers shall have received a certificate of the President or a Vice President and the chief financial or chief accounting officer of each of the Issuers, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in
         Section 1 of this Agreement are true and correct in all material respects with the same force and effect as though expressly made at and as of the Closing Time, and (iii) the Issuers have complied in all material respects with all agreements in this Agreement and satisfied all conditions in this Agreement on their part to be performed or satisfied at or prior to the Closing Time. As used in this Section 6(b), the term "Offering Memorandum" means the Offering Memorandum in the form first used to confirm sales of the Securities.

                 (c) At the time of the execution of this Agreement, the Initial Purchasers shall have received from Arthur Andersen LLP a letter dated such date, in form and substance reasonably satisfactory to the Initial Purchasers to the effect that (i) they are independent public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the 1933 Act Regulations, (ii) it is their opinion that the consolidated financial statements included in the Offering Memorandum and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the Act and the 1933 Act Regulations, (iii) based upon limited procedures set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited consolidated financial statements of the Company and its subsidiaries included in the Offering Memorandum do not comply as to form in all material respects with the applicable accounting requirements of the Act and the 1933 Act Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Offering Memorandum,
         (B) at September 30, 1996 there was any change in the capital stock or long-term debt of the Company and its subsidiaries consolidated or any decreases in consolidated net current assets or net assets as compared with the amounts shown in the June 30, 1996 unaudited consolidated balance sheet included in the Offering Memorandum, or, during the period from July 1, 1996 to September 30, 1996 there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net sales or in net income, except in all instances for changes or decreases that the Offering Memorandum discloses have occurred or may occur or (C) at a specified date not more than five days prior to the date of this Agreement, there has been any change in the capital stock or long-term debt of the Company and its subsidiaries consolidated or any decreases in consolidated net current assets or net assets as compared with the amounts shown in the June 30, 1996 unaudited consolidated balance sheet included in the Offering Memorandum or, for the period from June 30, 1996 to a specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net sales or in net income except in all instances for changes or decreases that the Offering Memorandum discloses have occurred or may occur and (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause
         (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Offering Memorandum and which are specified by the Initial Purchasers, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

                 (d) At the Closing Time the Initial Purchasers shall have received from Arthur Andersen LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (c) of this section, except that the specified date referred to shall be a date not more than five days prior to the Closing Time.

                 (e) At the Closing Time counsel for the Initial Purchasers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained. All proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Initial Purchasers and counsel for the Initial Purchasers.

                 (f) Subsequent to the execution of this Agreement, no downgrading shall have occurred in the rating accorded any of the Company's debt securities by Standard & Poor's Corporation or Moody's Investors Service, and neither such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating accorded any of the Company's debt securities, if in the reasonable judgment of the Initial Purchasers any such development is so material and adverse as to make it impracticable or inadvisable to consummate the sale and delivery of the Securities by the Initial Purchasers as contemplated in the Offering Memorandum.

                 (g) The Issuers and the Trustee shall have entered into the Indenture and the Issuers and the Initial Purchasers shall have entered into the Registration Rights Agreement.

                 (h) The Final Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers not later than 9:00 a.m., New York City time, on October 18, 1996, or such later date and time as the Initial Purchasers may approve in writing.

         If any condition specified in this section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Initial Purchasers by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party.


         Section 7.  INDEMNIFICATION.

         (a) The Issuers agree to indemnify and hold harmless each Initial Purchaser, each officer or director of an Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each officer and director of such control person as follows:

                 (i) Against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement of a material fact contained in any Preliminary Offering Memorandum, or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

                 (ii) Against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

                 (iii) Against any and all expense whatsoever, as incurred (including, subject to Section 7(c) hereof, the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
         (ii) above;

provided, however, that (A) this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchasers through Merrill Lynch expressly for use in the Preliminary Offering Memorandum and/or Final Offering Memorandum (or any amendment or supplement thereto) and (B) with respect to any untrue statement or omission or alleged untrue statement or omission made in any Preliminary Offering Memorandum, this indemnity shall not inure to the benefit of any indemnified party to the extent that such loss, liability, claim, damage or expense of the indemnified party results from the fact that the Initial Purchasers sold Securities to a person to whom there was not sent or given by the Initial Purchasers or on the Initial Purchasers' behalf at or prior to the written confirmation of sale of the Securities to such person a copy of the Final Offering Memorandum, if required by law to have been delivered, if the Final Offering Memorandum would have cured the defect giving rise to such loss, liability, claim, damage or expense.

         (b) Each Initial Purchaser severally agrees to indemnify and hold harmless the Issuers, each officer and director of the Issuers, and each person, if any, who controls the Issuers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each officer and director of such control person against any and all loss, liability, claim, damage and expense whatsoever described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in any Offering Memorandum in reliance upon and in conformity with written information furnished to the Issuers by such Initial Purchaser through Merrill Lynch expressly for use in Offering Memorandum.

         (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution has been sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that, unless such indemnifying party is contesting the payment of such fees and expenses in good faith, it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received written notice of all of the terms of such settlement at least 60 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.


         Section 8.  CONTRIBUTION.

         If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages and expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Initial Purchasers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations

                 The relative benefits received by the Issuers on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Issuers and the total discounts received by the Initial Purchasers, bear to the aggregate initial offering price of the Securities.

                 The relative fault of the Issuers on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuers or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                 The Issuers and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this
Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

                 Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities offered by it and distributed to the public were offered to the public exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

                 No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                 For purposes of this Section 8, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, and each officer or director of an Initial Purchaser and any such control person shall have the same rights to contribution as such Initial Purchaser, and each person, if any, who controls the Issuers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each director or officer of an Issuer and any such control person shall have the same rights to contribution as the Issuers. The Initial Purchasers' respective obligation to contribute pursuant to this
Section 8 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

         Section 9. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

         All representations, warranties and agreements contained in this Agreement and the Pricing Agreement, or contained in certificates of officers of the Issuers submitted pursuant hereto, shall remain operative and in full force and effect as of the respective dates thereof, regardless of any investigation made by or on behalf of any Initial Purchaser or controlling person, or by or on behalf of the Issuers, and shall survive delivery of the Securities to the Initial Purchasers.


         Section 10.  TERMINATION OF AGREEMENT.

         (a) The Initial Purchasers may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, Europe or elsewhere, any new outbreak of hostilities or escalation thereof or other calamity or crisis, or any change or development involving a prospective change in national or international political, financial or economic conditions or currency exchange rates or exchange rate controls, in each case the effect of which is such as to make it, in the judgment of the Initial Purchasers, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the securities of the Company or KAC has been suspended or limited by the Commission, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the NASDAQ National Market System has been suspended or limited or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a general banking moratorium has been declared by either Federal, New York, Texas or California authorities.

         (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Sections 5 hereof, provided that Sections 1, 7 and 8 hereof shall survive such termination and remain in full force and effect.


         Section 11.  DEFAULT BY ONE OR MORE OF THE INITIAL PURCHASERS.

         If one or more of the Initial Purchasers shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement and the Pricing Agreement (the "Defaulted Securities"), the remaining Initial Purchaser or Initial Purchasers shall have the right, within 24 hours thereafter, to purchase or to make arrangements for any other initial purchasers to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, the remaining Initial Purchaser or Initial Purchasers shall not have completed such arrangements within such 24-hour period, then:

                 (a) if the number of Defaulted Securities does not exceed 10% of the Securities, the nondefaulting Initial Purchasers shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Initial Purchasers; or

                 (b) if the number of Defaulted Securities exceeds 10% of the Securities, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser.

         No action taken pursuant to this section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement, the non-defaulting Initial Purchasers or the Company shall have the right to postpone the Closing Time for a period not exceeding five business days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements.

         The Initial Purchasers shall also have the right to amend Schedule A hereto by making such substitutions or corrections as indicated in the Pricing Agreement.


         Section 12.  NOTICES.

         All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to the Initial Purchasers in care of Merrill Lynch at Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New York 10281-1305, attention of Theodore D. Sands, Managing Director, telecopy number
(212) 449-3150, with a copy to Latham & Watkins, 885 Third Avenue, New York, New York 10022, attention of Beth R. Neckman, Esq., telecopy number (212) 751-4864; notices to the Issuers shall be directed to the Company at 5847 San Felipe, Suite 2600, Houston, Texas 77057, attention of John T. La Duc, telecopy number (713) 267-3710 or Anthony R. Pierno, Esq., telecopy number (713) 267-3702, with a copy to Kramer, Levin, Naftalis & Frankel, 919 Third Avenue, New York, New York 10022, attention of Howard A. Sobel, Esq., telecopy number
(212) 688-2119.


         Section 13.  PARTIES.

         This Agreement and the Pricing Agreement shall each inure to the benefit of and be binding upon the Initial Purchasers and the Issuers and their respective successors. Nothing expressed or mentioned in this Agreement or the Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers and the Issuers and their respective successors, and the controlling persons, officers, and directors referred to in Sections 7 and 8 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or the Pricing Agreement or any provision herein or therein contained. This Agreement and the Pricing

Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Initial Purchasers and the Issuers and their respective successors, and such controlling persons, officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.


         Section 14.  GOVERNING LAW AND TIME.

         This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to principles of conflict of laws. Specified times of day refer to New York City time.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Initial Purchasers and the Issuers in accordance with its terms.


                                        Very truly yours,

                                        KAISER ALUMINUM & CHEMICAL CORPORATION


                                        By:  /s/  JOHN T. LA DUC
                                           ------------------------------------
                                           Name:  John T. La Duc
                                           Title: Vice President


                                        KAISER ALUMINA AUSTRALIA CORPORATION


                                        By:  /s/  JOHN T. LA DUC
                                           ------------------------------------
                                           Name:  John T. La Duc
                                           Title: Vice President


                                        KAISER FINANCE CORPORATION


                                        By:  /s/  JOHN T. LA DUC
                                           ------------------------------------
                                           Name:  John T. La Duc
                                           Title: Vice President


                                        ALPART JAMAICA INC.


                                        By:  /s/  JOHN T. LA DUC
                                           ------------------------------------
                                           Name:  John T. La Duc
                                           Title: Vice President


                                         KAISER JAMAICA CORPORATION


                                        By:  /s/  JOHN T. LA DUC
                                           ------------------------------------
                                           Name:  John T. La Duc
                                           Title: Vice President


                                        KAISER MICROMILL HOLDINGS, LLC


                                        By:  /s/  JOHN T. LA DUC
                                           ------------------------------------
                                           Name:  John T. La Duc
                                           Title: Manager

                                        KAISER SIERRA MICROMILLS, LLC


                                       By: /s/ John T. LaDuc
                                           ------------------------------------
                                           Name:  John T. LaDuc
                                           Title: Vice President


                                        KAISER TEXAS MICROMILL HOLDINGS, LLC


                                       By: /s/ John T. LaDuc
                                           ------------------------------------
                                           Name:  John T. LaDuc
                                           Title: Vice President

                                        KAISER TEXAS SIERRA MICROMILLS, LLC


                                       By: /s/ John T. LaDuc
                                           ------------------------------------
                                           Name:  John T. LaDuc
                                           Title: Vice President


Confirmed and Accepted,
as of the date first above written:



MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
SALOMON BROTHERS INC
BA SECURITIES, INC.
BEAR, STEARNS & CO. INC.



By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
                 INCORPORATED


By: /s/ Pascal A. Maeter
    -----------------------------------------
    Name:  Pascal A. Maeter
    Title: Vice President

                                   SCHEDULE A



                                                                               Principal
Initial Purchaser                                                               Amount
-----------------                                                              ---------
Merrill Lynch, Pierce, Fenner & Smith
              Incorporated   . . . . . . . . . . . . . . . . . . . . . . . . . $78,750,000

Donaldson, Lufkin & Jenrette
              Securities Corporation   . . . . . . . . . . . . . . . . . . . . $35,000,000

Salomon Brothers Inc   . . . . . . . . . . . . . . . . . . . . . . . . . . . . $35,000,000

BA Securities, Inc. .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . $13,125,000

Bear, Stearns & Co. Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . $13,125,000
                                                                               -----------

         Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $175,000,000
                                                                              ============

                                                                       EXHIBIT A

                                  $175,000,000

                     KAISER ALUMINUM & CHEMICAL CORPORATION
                            (A DELAWARE CORPORATION)

                         10 7/8% SENIOR NOTES DUE 2006

                               PRICING AGREEMENT

                                                                October 17, 1996


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
SALOMON BROTHERS INC
BA SECURITIES, INC.
BEAR, STEARNS & CO. INC.


c/o      MERRILL LYNCH & CO.
         MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
         Merrill Lynch World Headquarters
         North Tower
         World Financial Center
         New York, New York 10281-1305


Ladies & Gentlemen:

         Reference is made to the Purchase Agreement, dated October 17, 1996 (the "Purchase Agreement"), relating to the purchase by the several Initial Purchasers named in Schedule A thereto of $175,000,000 aggregate principal amount of 10 7/8% Senior Notes due 2006 (the "Securities") of Kaiser Aluminum & Chemical Corporation, a Delaware corporation (the "Company").

         Pursuant to Section 2 of the Purchase Agreement, the Company agrees with each Initial Purchaser as follows:

                 1. The initial offering price of the Securities shall be 99.5% of the principal amount thereof.

                 2. The purchase price to be paid by the several Initial Purchasers shall be 97.0% of the principal amount thereof.

                 3. The interest rate on the Securities shall be 10 7/8% per annum.

                 4. The redemption price for Securities redeemed at the option of the Company (expressed as percentages of principal amount), if redeemed during the 12 month period beginning October 15 of the years indicated, shall be:


                 Year                                        Percentage
                 ----                                        ----------
                 2001                                        105.437%

                 2002                                        103.625%

                 2003                                        101.813%

                 2004 and thereafter                         100.000%

         The amount payable upon redemption of Securities shall include the redemption price shown above, together with accrued and unpaid interest to the date fixed for redemption.

                                        Very truly yours,

                                        KAISER ALUMINUM & CHEMICAL CORPORATION


                                       By: /s/ John T. LaDuc
                                           ------------------------------------
                                           Name:  John T. LaDuc
                                           Title: Vice President

Confirmed and Accepted,
as of the date first above written:



MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
SALOMON BROTHERS INC
BA SECURITIES, INC
BEAR, STEARNS & CO. INC.



By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
                 INCORPORATED


By: /s/ Pascal A. Maeter
    --------------------------------------
    Name:  Pascal A. Maeter
    Title: Vice President

                                                                       EXHIBIT B

                            SIGNIFICANT SUBSIDIARIES


Kaiser Alumina Australia Corporation
Kaiser Finance Corporation
Alpart Jamaica Inc.
Kaiser Jamaica Corporation
Kaiser Micromill Holdings, LLC
Kaiser Sierra Micromills, LLC
Kaiser Texas Micromill Holdings, LLC
Kaiser Texas Sierra Micromills, LLC
Alumina Partners of Jamaica
Anglesey Aluminium Limited
Kaiser Aluminium International, Inc.
Kaiser Aluminum & Chemical of Canada Limited
Kaiser Bauxite Company
Kaiser Jamaica Bauxite Company
Queensland Alumina Limited
Volta Aluminium Company Limited

                                                                       EXHIBIT C


                                 BENEFIT PLANS



Kaiser Aluminum Erie Die Sinkers Pension Plan
Kaiser Aluminum Erie Pension Plan
Kaiser Aluminum Erie SUB Plan
Kaiser Aluminum Hourly Employee Savings Plan
Kaiser Aluminum Inactive Pension Plan
Kaiser Aluminum Los Angeles Extrusion Pension Plan
Kaiser Aluminum Mulberry Pension Plan
Kaiser Aluminum Non-Exempt SUB Plan
Kaiser Aluminum Oxnard Pension Plan
Kaiser Aluminum Pension Plan
Kaiser Aluminum Salaried Employee Stock Ownership Plan
Kaiser Aluminum Salaried Employee Retirement Plan
Kaiser Aluminum Sherman Pension Plan
Kaiser Aluminum SUB Plan
Kaiser Aluminum Supplemental Savings and Retirement Plan
Kaiser Aluminum Tulsa Pension Plan
Kaiser Aluminum USWA Employee Stock Ownership Plan
Kaiser Center Garage Pension Plan
Kaiser Center Security Guard Pension Plan
The MAXXAM Pension Plan
The MAXXAM Savings Plan
The Pacific Lumber Company Retirement Plan

                                                                       EXHIBIT D


                         REGISTRATION RIGHTS AGREEMENT